UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2005

TBS INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	000-51368	98-0225954
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Commerce Building
Chancery Lane
Hamilton HM 12, Bermuda
(Address of Principal Executive Offices)

(441) 295-9230
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 15, 2005, two subsidiaries of TBS International Limited (the "Company"), Sterling Shipping Corp. and Remsen Navigation Corp. (the "Borrowers"), entered into a credit agreement (the "Credit Agreement"), by and among the Borrowers, the Company and certain of its other subsidiaries, as guarantors (the "Guarantors"), Merrill Lynch Business Financial Services Inc., acting through its division, Merrill Lynch Capital, as lender ("Lender").  The Credit Agreement is collateralized by the Ship Mortgages on the Biloxi Belle and Maori Maiden as well as an assignment of all charter hires and earnings related to the collateral. In addition, the loan is cross-collateralized by Second Mortgages on the Iroquois Maiden and the Manhattan Princess as well as second assignments of all charter hires and earnings related to the cross-collateral.

The Credit Agreement provides for a five-year, non-revolving loan of $17,500,000. The Borrowers drew down $17.5 million on December 15, 2005.  Principal payments under the Credit Agreement will be due in monthly installments with 45% amortization over the first 24 months, followed by 36 payments of principal, plus interest, sufficient to fully amortize the balance of the loan. The loan bears an interest rate equal to the sum of the 1 month LIBOR rate plus 2.50%. Optional prepayment of the term loan can be made only after the first year and, when made, must be for all of the remaining principal balance. If prepayment is made before the third year, a 2% termination fee is assessed. After the third year, the termination fee is 1% of the remaining loan balance.

The Credit Agreement contains operating covenants and financial conditions that restrict the Company's ability to:

•	contract, create, incur or assume additional indebtedness,
•	make certain advances or loans,
•	sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of any collateral,
•	create certain liens,
•	liquidate, dissolve, consolidate or merge itself into another entity, materially change its business or form of organization,
•	engage in other activity other than ownership and operation of its vessel, and
•	engage in transactions with affiliates.

The Credit Agreement contains standard covenants requiring the Company and its subsidiaries, among other things, to maintain the vessels, comply with all applicable laws, keep proper books and records, preserve the corporate existence, maintain insurance and pay taxes in a timely manner. Further, the outstanding loan amount cannot exceed 60% of the fair market value of the vessels subject to the mortgage.

Events of default under the Credit Agreement, include, among other things:

•	any failure to pay principal thereunder when due or to pay interest or fees on the due date
•	default in performance of any covenants
•	assertion by federal state or local agency of a lien upon collateral.

Merrill Lynch Business Financial Services, Inc., acting through its division, Merrill Lynch Capital, is the lender under an existing Loan and Security Agreement, dated August 26, 2004, and corresponding secured promissory note between them, two other subsidiaries of the Company, Stratford Shipping Corp. and Sheffield Maritime Corp. and fourteen other subsidiaries of the Company as guarantors (the "Loan and Security Agreement"). The Credit Agreement is cross-collateralized to the Loan and Security Agreement and contains cross-defaults thereto.

A copy of the Credit Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporate herein by reference.

Item 8.01.    Other Events.

On December 16, 2005, TBS International Limited issued a press release announcing that it had entered into a new credit facility. (See Item 1.01 above.) The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

10.1	Credit Agreement, dated December 15, 2005, by and among Sterling Shipping Corp. and Remsen Navigation Corp., as Borrowers, TBS International Limited, TBS Worldwide Services, Inc. and Westbrook Holdings Inc., as Guarantors, Merrill Lynch Capital, as Lender.
99.1	Press Release, dated December 16, 2005, of TBS International Limited regarding execution of a new credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL LIMITED

Date: December 16, 2005	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer